UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2012

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 23, 2012. As of March 29, 2012, the record date for the Annual Meeting, 21,358,395 shares were issued and outstanding, of which 19,325,457 shares of common stock of the Company were represented, in person or by proxy at the Annual Meeting, constituting a quorum. A summary of the matters voted upon by stockholders is set forth below.

1.              The Company’s stockholders have voted to elect the following persons as directors to serve until the next Annual Meeting and until their successors have been elected and qualified based upon the following votes:

	Votes For	Withheld	Abstentions	Broker Non-Votes
Joseph V. Bonventre, MD, PhD	13,425,704	2,066,881	0	3,832,872
Rajiv De Silva	15,402,637	89,948	0	3,832,872
Michael Narachi	14,795,478	697,107	0	3,832,872
Robert J. Perez	14,850,378	642,207	0	3,832,872
Lesley Russell, MB.Ch.B., MRCP	15,290,260	202,325	0	3,832,872
Gino Santini	15,403,237	89,348	0	3,832,872
Davey S. Scoon	14,845,278	647,307	0	3,832,872
William K. Heiden	15,298,270	194,315	0	3,832,872

2.              The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,687,268	1,791,858	13,459	3,832,872

3.              The Company’s stockholders voted to approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,060,656	238,338	26,463	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Chief Administrative Officer
and General Counsel

Date: May 25, 2012